Exhibit 10.36

MF GLOBAL HOLDINGS LTD.

SHARE OPTION AWARD AGREEMENT

This Agreement (this “Agreement”) sets forth the terms and conditions of the award (this “Award”) granted to the recipient set forth in Section 2 of this Agreement (the “Grantee”) by MF Global Holdings Ltd., a Delaware corporation (the “Company”), of an option (this “Option”) to purchase shares of common stock of the Company, par value U.S. $1.00 per share (the “Shares”), on the terms and conditions set forth herein.

1.	Status of Award. This Award is the Stock Option Grant referred to in the employment agreement between the Grantee and the Company dated March 23, 2010 (as it may be amended from time to time, the “Employment Agreement”). This Award is intended to be an employment inducement award being made in accordance with Section 303A.08 of the New York Stock Exchange Listed Company Manual and is not intended to be an award made under any stock incentive plan adopted by the Company, including the MF Global Holdings Ltd. Amended and Restated 2007 Long Term Incentive Plan as in effect on the date hereof (the “Plan”). Notwithstanding the preceding sentence, this Award shall be construed as if this Award had been granted under the Plan in accordance with and consistent with, and subject to, the provisions of the Plan, a copy of which has been made available to the Grantee, and the terms of which are incorporated into this Agreement, except as otherwise specifically stated herein. The Grantee agrees to be bound by the terms and conditions of this Agreement and the Plan and any future amendments to the Plan which do not materially impair the Grantee’s rights hereunder. Notwithstanding the foregoing, for the avoidance of doubt, in the event of any inconsistency between the Plan and this Agreement, the provisions of this Agreement shall govern, and in the event of any inconsistency between this Agreement and the Employment Agreement, the provisions of the Employment Agreement shall govern. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.

2.	Award. Effective as of the date set forth below (the “Grant Date”), the Company hereby grants to the Grantee as compensation for the Grantee’s service as an employee of the Company (or any Subsidiary or Affiliate), the right and option to purchase, subject to the terms, conditions and provisions of this Agreement, all or any part of the aggregate number of Shares set forth below (the Shares that are deliverable to the Grantee pursuant to exercise of this Option, the “Option Shares”) at a purchase price per Share that will be equal to the Fair Market Value of a Share on the Grant Date (the “Option Price”). No part of this Option is intended to be an Incentive Share Option.

Name of Grantee: Jon S. Corzine

Grant Date: April 7, 2010

Number of Shares: 2,500,000

Option Price: $9.25

3.	Vesting. Except as otherwise provided in Sections 5 and 6 of this Agreement, this Option will vest in respect of 100% of the Option Shares immediately prior to the close of business on March 31, 2011 (the “Vesting Date”) and will be exercisable only to the extent that it has vested. Except as otherwise provided in Sections 5 and 6 of this Agreement, there will be no proportionate or partial vesting in the period prior to the Vesting Date and all vesting will occur only on the Vesting Date.

MF Global Holdings USA Inc.

717 Fifth Avenue

9th Floor

New York, New York 10022-8101

Tel 212-589-6200

Fax 212-589-6250

www.mfglobal.com

4.	Term of Option. This Option will expire at 5:00 p.m. (Eastern Time) on the tenth anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Sections 5 or 6 of this Agreement. Upon expiration of this Option, this Option will automatically be forfeited and canceled by the Company and will immediately cease to be exercisable.

5.	Termination of Employment. If, prior to the Vesting Date, the Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated by the Company without Cause, as that term is defined in the Employment Agreement (“Cause”), by the Grantee for Good Reason, as that term is defined in the Employment Agreement (“Good Reason”), or on account of the Grantee’s death or Disability, as that term is defined in the Employment Agreement, this Option will immediately vest in full as of the date of such termination and to the extent that this Option is vested on the date of such termination (after giving effect to the accelerated vesting provided for in this Agreement), this Option may be exercised by the Grantee (or the Grantee’s estate or guardian, as the case may be) at any time, but in no event later than the Expiration Date. If, prior to the Vesting Date, the Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated by the Company for Cause or by the Grantee without Good Reason, this Option will automatically be forfeited and cancelled by the Company upon such termination of employment. If the Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated by the Company for Cause after the Vesting Date, any outstanding portion of this Option will automatically be forfeited and cancelled by the Company upon such termination of employment and such portion of this Option will immediately cease to be exercisable.

6.	Change in Control. Notwithstanding any other provision of this Agreement or the Plan, upon a Change in Control, this Option will vest and become exercisable in full upon a Change in Control and, for a Change in Control which is a Business Combination that is not a Non-Qualifying Transaction, may otherwise be treated in the manner provided in Section 13(e) of the Plan.

7.	Manner of Exercise.

(a)	Share Option Exercise Agreement. To exercise this Option, the Grantee (or in the case of exercise after the Grantee’s death, the Grantee’s executor, administrator, heir or legatee, as applicable) must deliver to the Company (or its designee) an executed share option exercise agreement in such form as may be required by the Company from time to time (the “Exercise Agreement”), which will set forth, inter alia, the Grantee’s election to exercise this Option and the number of Option Shares being purchased. The Exercise Agreement shall be in customary form for such agreements and will not impose any additional restrictions or substantive requirements on Grantee. If someone other than the Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

(b)	Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, as they are in effect on the date of exercise. In addition, this Option may not be exercised if the Grantee is terminated for Cause in accordance with the terms of the Employment Agreement.

(c)	Payment. The Exercise Agreement will be accompanied by full payment of the Option Price for each of the Option Shares being purchased by the Grantee (such aggregate amount, the “Exercise Price”) in cash (or by certified check), or where permitted by law:

(i)	having the Company retain the largest whole number of Shares that would otherwise be issued on exercise of the Option that have an aggregate Fair Market

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Value that does not exceed the aggregate exercise price of the Shares being purchased under the Option; provided, however, that the Company shall accept a cash or other payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(ii)	by tender of Shares (that unless otherwise determined by the Committee, are free and clear of all liens, claims, encumbrances or security interests) having a Fair Market Value (determined on the date of exercise) equal to the Exercise Price;

(iii)	provided that a public market for the Shares exists: (A) through a “same day sale” commitment from the Grantee and an independent broker-dealer that is reasonably acceptable to the Company (a “Broker-Dealer”) whereby the Grantee irrevocably elects to exercise this Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price and whereby the Broker-Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or (B) through a “margin” commitment from the Grantee and a Broker-Dealer whereby the Grantee irrevocably elects to exercise this Option and to pledge the Option Shares so purchased to the Broker-Dealer in a margin account as security for a loan from the Broker-Dealer in the amount of the Exercise Price, and whereby the Broker-Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company;

(iv)	by any combination of the foregoing; or

(v)	at the discretion of the Committee, such other method as may be prescribed from time to time.

8.	Tax Withholding. Prior to the issuance of the Option Shares upon exercise of this Option, the Grantee will pay, or otherwise provide for to the satisfaction of the Company, any applicable federal, state and local withholding obligations of the Company. To the extent permitted by law, the Grantee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value (determined as of the date of exercise) equal to the statutory minimum amount of taxes required to be withheld. In such case, the Company will issue the net number of Shares to the Grantee by deducting the Shares retained from the Option Shares issuable upon exercise of this Option. If the Grantee fails to make such payment or otherwise satisfy such obligations, the Company shall, to the extent permitted by law, have the right (but not the obligation) to deduct from any payment of any kind otherwise due to the Grantee (including Option Shares hereunder) any federal, state, and local tax and social security withholding obligations with respect to the Option Shares issuable upon exercise of this Option.

9.	Issuance of Option Shares. On or as promptly as is practicable after the receipt of the Exercise Agreement, payment of the Exercise Price and satisfaction of applicable withholding requirements, the Company will issue the Option Shares registered in the name of the Grantee, the Grantee’s authorized assignee or the Grantee’s legal representative, as applicable, and, upon request, will deliver certificates representing the Option Shares with the appropriate legends affixed thereto. The Company may reasonably postpone the issuance of the Option Shares until it receives satisfactory proof that the issuance of such Option Shares will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Except as provided in the Employment Agreement, the Grantee understands that the Company is under no obligation to register or qualify the Option Shares with the SEC, any state securities commission or any securities exchange to effect such compliance.

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10.	Legends and Trading Policies. The Company may reasonably restrict the sale, transfer or other disposition of the Option Shares until it receives satisfactory proof that the disposition will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state law relating to the sale, transfer or other disposition of securities, or until there has been compliance with the provisions of such acts or rules. To the extent the Company does not have on file with the SEC an effective registration statement on Form S-8 under the Securities Act at the time the Option is exercised, the Company may (i) affix to certificates representing Option Shares issued pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Grantee may be subject under a separate agreement with the Company (or any Subsidiary or Affiliate)) and (ii) advise the transfer agent to place a stop order against any legended Option Shares. To the extent applicable, the Grantee agrees that he will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him upon exercise of this Option except in accordance with the Company’s insider trading policy regarding the sale and disposition of securities owned by employees of the Company (or any Subsidiary or Affiliate).

11.	Non-Transferability of Option. Except as otherwise may be provided by the Committee, this Option may not be transferred in any manner other than by will, by the laws of descent and distribution, or, subject to applicable regulatory compliance (including that such transfer is consistent with the rules for transfers to family members as defined in Securities Act Form S-8 and other applicable securities laws) and the Grantee’s providing written notice to the Committee of his intent to transfer this Option at least ten business days prior to such transfer, (a) by instruments to an inter vivos or testamentary trust in which this Option is passed to beneficiaries upon the death of the Grantee or (b) by gift to Immediate Family, which will include for purposes of this Agreement a family limited partnership or any similar entity which is primarily for the benefit of the Grantee and the Grantee’s Immediate Family, and may be exercised during the lifetime of the Grantee only by the Grantee or the Grantee’s legal representative. If this Option is transferred pursuant to the preceding sentence, this Option (i) may not be subsequently transferred by a permissible transferee other than by will or by the laws of descent and distribution and (ii) remains subject to the terms this Agreement (including the provisions in Section 5 of this Agreement) and the Plan as incorporated under this Agreement. Any Option Shares acquired upon the exercise of this Option by a permissible transferee of this Option shall be subject to the terms of this Agreement and the Plan as incorporated under this Agreement. Any other attempt to transfer this Option shall be null and void ab initio.

12.	Privileges of Share Ownership. The Grantee will not have any of the rights of a shareholder of the Company with respect to any Option Shares until the Option Shares are issued to the Grantee.

13.	Entire Agreement. This Agreement, the Employment Agreement and the Plan and any such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the Company and the Grantee with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of the Plan will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee. The Committee reserves the right at any time to amend the terms and conditions set forth in the Plan; provided, that, notwithstanding the foregoing, no such amendment shall materially impair the Grantee’s rights under this Agreement or the Plan without the Grantee’s consent (or the consent of the Grantee’s estate, if such consent is obtained after the Grantee’s death). Any amendment of this Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee and the Grantee.

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14.	Employment Rights – No Obligation to Employ. Nothing in this Agreement or the Plan will confer on the Grantee any right to continue to serve as an employee of, or to continue in any other relationship with, the Company (or any Subsidiary or Affiliate), or limit in any way the right of the Company (or any Subsidiary or Affiliate) to terminate the Grantee’s employment or other relationship at any time, with or without Cause.

15.	Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Head of Human Resources of the Company at its principal corporate offices in New York, New York (United States of America). Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address last on the records of the Company (or any Subsidiary or Affiliate). All notices will be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); two business days after deposit with any return receipt express international courier (prepaid); one business day after deposit with any return receipt express United States courier (prepaid); or one business day after transmission by confirmed facsimile (with a notice contemporaneously given by another method specified in this Section 15).

16.	Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, all the provisions of this Agreement will be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

17.	Adjustments. In the event of any change in the outstanding Shares after the Grant Date or any other event described in Section 5 of the Plan occurring after the Grant Date, the Board or the Committee will make such equitable substitution or adjustment as provided for under Section 5 of the Plan in order to preserve the value of this Award; provided, however that the Board or the Committee may provide for the cancellation of this Option in exchange for payment in cash or other property equal to the Fair Market Value of the Shares covered by the Option, reduced by the Option Price, only with the written consent of the Grantee.

18.	Data Privacy Consent. In order to administer this Award, the Company may process personal data about the Grantee. Such data may include, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as the Grantee’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Shares held in the Company, and any other information that might be deemed appropriate by the Company to facilitate the administration of this Award. By accepting this grant, the Grantee hereby gives explicit consent to the Company (a) to process any such personal data and (b) to transfer any such personal data outside the country in which the Grantee works or is employed to transferees who will include the Company, its Subsidiaries and Affiliates, and to other persons who are designated by the Company to administer this Award (including without limitation to any broker or other third party with whom the Option Shares acquired on exercise of this Option may be deposited).

19.	Disputes. Any controversy or claim between the Grantee and the Company arising out of or relating to or concerning this Agreement shall be governed by Section 12 of the Employment Agreement.

20.

Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents or notices related to this Award by electronic means or request the Grantee’s consent to the administration of this Award by electronic means. The Grantee hereby consents to receive such documents or notices by electronic delivery, including by accessing such documents on a website, and agrees to the administration of this Award through an on-line or electronic system established

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and maintained by the Company or another third party designated by the Company. In addition, the Company may choose to provide and deliver certain statutory and/or by-law materials or documents relating to this Award and the Plan in electronic form. The Grantee hereby further consents to receive the Plan prospectus, the Company’s annual report and proxy statement and other required documents in an electronic format. The Grantee may at any time elect to receive paper copies of these documents by contacting the Secretary of the Company with this request.

21.	Acceptance. Grantee’s signature in the space below constitutes his acceptance of this Agreement.

22.	GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (UNITED STATES OF AMERICA) WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

MF GLOBAL HOLDINGS LTD.

By:
Name:	Thomas Connolly
Title:	Global Head of Human Resources

ACCEPTED AND AGREED this day of April, 2010.

By:
Jon S. Corzine

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